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                                                                     Exhibit 8.1
                   [Letterhead of Thompson Hine & Flory LLP]


September 8, 1998


                                                                    216-566-5500



Realty ReFund Trust
Suite 1750
925 Euclid Avenue
Cleveland, Ohio  44115


Dear Sir:

We have acted as your counsel in connection with the registration (the "Registration") under the Securities Act of 1933, as amended (the "Securities Act"), of 4,182,361 Shares of Beneficial Interest, without par value, of Realty ReFund Trust (the "Company"). In connection with the Registration, we have been asked to provide opinions on certain federal income tax matters related to the Company and the Partnership. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Registration Statement No. 333-56301 on Form S-2 under the Securities Act filed by the Company with the Securities and Exchange Commission of the United States on June 8, 1998 and subsequent amendments thereto (the "Registration Statement").

The opinions set forth herein are given on the date hereof and are based upon the relevant statutory provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (including Proposed and Temporary Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations, and legislative history as of the date hereof. These provisions and interpretations are subject to changes prospectively or retroactively that might result in modifications of our opinions.

For purposes of rendering the opinions contained herein, we have reviewed and, with your approval, relied upon (i) the Registration Statement, (ii) the Agreement of Limited Partnership as amended, for the Partnership, (iii) the Company's Second Amended and Restated Declaration of Trust, (iv) as to certain factual matters upon the statements and representations contained in the certificate provided us by the Company and related parties dated September 8, 1998 (the "Company's Certificate") attached as Exhibit A hereto, and (v) such other documents, records, instruments, representations, and matters of fact and law as we have deemed necessary in order to enable us to render the opinions expressed herein.







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September 8, 1998
Page 2



For purposes of, and in rendering, the opinions contained herein, we have assumed, with your approval that (i) the documents listed above that have been reviewed in proposed form will be executed in substantially the form of the proposed agreements that we have reviewed, that all photocopies are authentic copies of the original documents, that all signatures are genuine, that all of the representations and statements set forth in the documents listed above, including, without limitation, the factual assumptions and representations of the Company set forth in the Registration Statement under the caption "Federal Income Tax Considerations," and in the Company Certificate, are true and correct, and that all obligations imposed by any such documents on the parties thereto, including obligations imposed under the organizational documents of the Company, have been and will be performed or satisfied in accordance with their terms; (ii) the Company's qualification as a real estate investment trust ("REIT") under the Code will depend upon the Company's continuing satisfaction of the income, asset, ownership, distribution, source of income, recordkeeping and other requirements for REIT qualification which are discussed in the Registration Statement under the caption "Federal Income Tax Considerations"; and (iii) upon completion of the public offering of the Company's Common Stock, beneficial ownership of the Company's Common Stock will be held by 100 or more persons, and more than 50% of the Company's Common Stock will not be owned, actually or constructively (within the meaning of Section 544 of the Code), by or for any five or fewer individuals. Because the Company's satisfaction of these requirements will depend upon future events, and Thompson Hine & Flory LLP will not review annually whether the Company has fulfilled such requirements, no assurance can be given, and we express no opinion, that the actual results of the Company's operation for any one taxable year actually has satisfied or will satisfy the requirements of a REIT under the Code.

Based upon and subject to the foregoing and subject to the qualification stated below, as of the date hereof, for federal income tax purposes, we are of the opinion that (i) commencing with the Company's taxable year ending January 31, 1999, and assuming that the elections and other procedural steps described in the discussion of "Federal Income Tax Considerations" of the Registration Statement were completed by the Company in a timely fashion, the Company has been organized in conformity with the requirements for qualification of a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code, and (ii) that the Partnership will be treated as a partnership for federal income tax purposes and not as a "publicly traded partnership" within the meaning of Section 7704(b)of the Code.

No opinion is expressed as to any matter not discussed herein.







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September 8, 1998
Page 3


This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us in the Registration Statement under the caption "Federal Income Tax Considerations" and "Legal Matters." In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,


/s/ THOMPSON HINE & FLORY LLP

Thompson Hine & Flory LLP

                      [Letterhead of Realty ReFund Trust]


September 8, 1998



Thompson Hine & Flory LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114-1216

Ladies and Gentlemen:

         Realty ReFund Trust (the "Company"), an Ohio unincorporated real estate investment trust, and RRF Limited Partnership, a Delaware limited partnership (the "Partnership") have requested your opinion with respect to certain federal income tax consequences in connection with the registration statement on Form S-2, Registration No. 333-56301, originally filed with the Securities and Exchange Commission on June 8, 1998, and subsequent amendments (which registration statement is hereinafter referred to as the "Registration Statement"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Registration Statement.

         In connection with your opinion, the Company makes the following representations to you in its own capacity and its capacity as General Partner of the Partnership:

         1. The Company has and will continue to operate in accordance with Ohio law and its Second Amended and Restated Declaration of Trust.

         2. The Partnership has and will continue to operate in accordance with Delaware law and the First Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"). The Partnership Agreement has been duly executed and the Certificates of Limited Partnership of the Partnership and all amendments thereto have been duly executed and filed. The Company's wholly-owned subsidiary, RRF Sub Corp., will operate in accordance with (i) its organization documents and (ii) the laws of the jurisdiction in which it is organized.

         3. The Company has duly and timely made the election specified in
Section 856(c)(1) of the Internal Revenue Code of 1954 (the "1954 Code") to be a real estate investment trust under the Code commencing with its taxable year ending January 31, 1972, such election has not been terminated or revoked under either the 1954 Code or the



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Thompson Hine & Flory LLP
September 8, 1998
Page 2


Internal Revenue Code of 1986, as amended (the "Code"), and the Company has adopted a fiscal year ending January 31.

         4. The Company has been, and will be, managed by one or more of its trustees, and beneficial ownership in the Company will be evidenced by transferable shares. The Company will not impose any transfer restrictions on the shares other than those designed to enable the Company to qualify as a real estate investment trust for federal income tax purposes. As of the close of its first taxable year and each taxable year thereafter, the Company will have no undistributed earnings and profits accumulated in any non-REIT year.

         5. The Company expects, and the Company has taken, and will take, all measures within its control to ensure, that at no time during the last half of any taxable year after the first taxable year for which the election has been made to be a real estate investment trust will more than 50 percent in value of the Company's outstanding shares be owned, directly or indirectly, by or for five or fewer individuals (as defined in Section 542(a)(2) of the Code, as modified by Section 856(h) of the Code, to include certain entities) for purposes of Section 856(a)(6) of the Code. Indirect ownership for purposes of this representation is determined by reference to the attribution rules of
Section 544 of the Code, as modified by Section 856(h) of the Code.

         6. The Company expects, and the Company has taken, and will take, all measures within its control to ensure, that at all times after the first taxable year for which the election has been made to be a real estate investment trust, the beneficial ownership of the Company will be held by 100 or more persons.

         7. The projections and analysis set forth in the Pro Forma Financial and Operating Data contained in the Registration Statement prepared by the Company and its advisers and presented to you with respect to the Company's qualification under the income and asset tests set forth in Section 856 of the Code represent the Company's best estimate of the gross income to be derived by the Company, the Partnership and any qualified REIT subsidiary and the assets to be held by those entities.

         8. The Company expects, and the Company has taken, and will take, all reasonable measures within its control to ensure, that at least 95 percent of the gross income for federal income tax purposes derived by the Company in any taxable year will consist of: (i) dividends; (ii) interest; (iii) rents from real property derived by the Company, the Partnership and any qualified REIT subsidiary from rental of the Properties or properties acquired in the future, including rents attributable to personal property as described in the representation set forth in paragraph (18) below and including charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated, but excluding for such purposes rents received from related parties as defined in Section 856(d)(2)(B) of the Code; (iv) gain from the sale or



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Thompson Hine & Flory LLP
September 8, 1998
Page 3



other disposition of stock, securities, and real property (including interests in real property and interests in mortgages on real property), which is not stock in trade of the Company or other property that would properly be included in the inventory of the Company if on hand at the close of the taxable year, or property held by the Company primarily for sale to customers in the ordinary course of its trade or business; (v) abatements and refunds of taxes on real property; (vi) income and gain derived from foreclosure property, as defined in
Section 856(e) of the Code; (vii) amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (a) to make loans secured by mortgages on real property or on interests in real property or
(b) to purchase or lease real property (including interests in real property and interests in mortgages on real property); (viii) gain from sale or other disposition of a real estate asset which is not a prohibited transaction (as defined in Section 857(b)(6)(B)(iii) of the Code) solely by reason of Section 857(b)(6) of the Code; and (ix) (a) for taxable years beginning on or before August 5, 1997, income derived from payments to the Company or any qualified REIT subsidiary of the Company on a bona fide interest rate swap or cap agreement entered into to hedge any variable rate indebtedness of the Company or such subsidiary incurred or to be incurred to acquire or carry real estate assets or gain from the sale or other disposition of such an agreement (an "Interest Rate Agreement") and (b) for taxable years beginning after August 5, 1997, income derived from payments to the Company or any qualified REIT subsidiary of the Company on interest rate swap or cap agreements, options, futures contracts, forward rate agreements and other similar financial instruments entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, or gain from the sale or other disposition of such an investment.

         9. The Company expects, and the Company has taken, and will take, all reasonable measures within its control to ensure, that at least 75 percent of the gross income derived by the Company in any taxable year will consist of: (i) rents from real property derived by the Company, the Partnership and any qualified REIT subsidiary from rental of the Properties or properties acquired in the future, including rents attributable to personal property as described in the representation set forth in paragraph (18) below and including charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated, but excluding for such purposes rents received from related parties as defined in Section 856(d)(2)(B) of the Code; (ii) interest on obligations secured by mortgages on real property or on interests in real property; (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property), which is not stock in trade of the Company or other property that would properly be included in the inventory of the Company if on hand at the close of the taxable year, or property held by the Company primarily for sale to customers in the ordinary course of its trade or business; (iv) dividends or other distributions on, and gain (other than gain from prohibited transactions as defined in Section 857(b)(6)(B)(iii) of the
Code) from the sale or other disposition of, transferable


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Thompson Hine & Flory LLP
September 8, 1998
Page 4


shares (or transferable certificates of beneficial interest) in other real estate investment trusts which meet the requirements of Sections 856-859 of the Code; (v) abatements and refunds of taxes on real property; (vi) income and gain derived from foreclosure property, as defined in Section 856(e) of the Code;
(vii) amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (a) to make loans secured by mortgages on real property or on interests in real property or (b) to purchase or lease real property (including interests in real property and interests in mortgages on real property); (viii) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction (as defined in Section 857(b)(6)(B)(iii) of the Code) solely by reason of Section 857(b)(6) of the Code; and (ix) qualified temporary investment income (as defined in Section 856(c)(5)(D) of the Code).

         10. For each of the Company's taxable years other than taxable years beginning after August 5, 1997, less than 30 percent of the Company's gross income was derived from the sale or other disposition of (a) stock or securities (including Interest Rate Agreements) held for less than one year, (b) property in a transaction which is a "prohibited transaction" (as defined in Section 857(b)(6)(B)(iii) of the Code), and (c) real property (including interests in real property and interests in mortgages on real property) held for less than four years other than property compulsorily or involuntarily converted within the meaning of Section 1033 of the Code, and property which is foreclosure property as defined in Section 856(e) of the Code.

         11. The Company has exercised, and will exercise, ordinary business care and prudence in attempting to comply with the 95 percent and 75 percent gross income tests described in paragraphs (8) and (9) above at the time of each transaction.

         12. The Company expects, and the Company has taken, and will take, all reasonable measures within its control to ensure, that no amount received or accrued, directly or indirectly, by the Company with respect to any real or personal property is dependent in whole or in part on the income or profits derived by any person as defined in Section 7701(a)(1) of the Code, except (a) amounts based on a fixed percentage or percentages of receipts or sales and amounts received from a tenant which derives substantially all of its gross income with respect to subleasing substantially all of such property where such amounts are attributable to qualified rentals as defined in Section 856(d)(6)(B) of the Code and (b) percentage rentals permitted under Section 856(d)(4) of the Code.

         13. The Company has no knowledge of any amounts received or accrued by the Company, the Partnership or any qualified REIT subsidiary as rent or otherwise pursuant to any lease or other arrangement with respect to any real or personal property which are derived from a tenant which receives or accrues, directly or indirectly, from subtenants any


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Thompson Hine & Flory LLP
September 8, 1998
Page 5


amount the determination of which depends in whole or in part on the income or profits derived by any person from such property.

         14. The Company expects, and the Company has taken, and will take all reasonable measures within its control to ensure, that no amount received or accrued, directly or indirectly, by the Company as interest on obligations secured by mortgages on real property or interest in real property are or will be dependent in whole or in part on the income or profits derived by any person from such property (including amounts received or accrued by the debtor the determination of which depends in whole or in part on the income or profits of any person), except amounts based on a fixed percentage or percentages of receipts or sales and amounts received from a debtor which derives substantially all of its gross income with respect to such property from subleasing substantially all of such property where such amounts are attributable to qualified rentals as defined in Section 856(d)(6)(B) of the Code.

         15. The Company expects to derive, and the Company has taken, and will take, all reasonable measures within its control to ensure that it derives, amounts with respect to interest on obligations secured by mortgages on real property or interests in real property only where the loan value of the real property is equal to or exceeds the amount of the loan, so that the entire amount of interest earned is apportioned to the real property.

         16. For taxable years beginning before August 6, 1997, within two years of any acquisition of foreclosure property (as defined in the Code and including space reacquired by dispossessing defaulted tenants) and for taxable years beginning after August 5, 1997, by the close of the third (3rd) taxable year following the taxable year in which the Company acquired foreclosure property, or within such period as the Company may obtain by extension from the Internal Revenue Service, the Company will take all reasonable measures within its control to sell such foreclosure property or will seek to take such actions as are necessary including the election under Section 856(e)(5) of the Code to ensure that income derived or accrued from such foreclosure property will qualify for the REIT gross income and asset tests. Specifically, the Company will take all reasonable measures within its control not: (i) to enter into any lease which will result in the receipt or accrual by the Company of any income that will not qualify under the gross income tests; (ii) to cause construction to take place on such property unless such construction involves completion of a building or improvement where more than 10 percent of the construction of such building or improvement was completed before default became imminent; and (iii) after 90 days from the date of acquisition of such property, to use such property in a trade or business conducted by the Company, other than through an independent contractor from whom the Company derives no income.

         17. All of the proposed activities and services in which each of the Company and the Partnership intends to engage will be those that are ordinary, necessary and usual to the operation and management of the Company's, the Partnership's and any qualified REIT


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Thompson Hine & Flory LLP
September 8, 1998
Page 6


subsidiary's rental properties. These activities and services will include only those customarily furnished or rendered in connection with the rental of real property in the geographic areas in which the Company, Partnership and any qualified REIT subsidiary will rent property, including those properties acquired by the Company, the Partnership and any qualified REIT subsidiary in the future.

         18. Any amounts received by the Company, the Partnership or any qualified REIT subsidiary that are attributable to personal property leased under or in connection with a lease of the Company's real property do not and will not exceed 15 percent of the total rent for any taxable year attributable to both the real and personal property leased under or in connection with such leases, within the meaning of Section 856(d)(1)(C) of the Code. Any amounts received by the Company, the Partnership or any qualified REIT subsidiary attributable to personal property that is leased with real property are and will continue to be an incidental amount of the total rents received or accrued with respect to such real property.

         19. For each of the Company's taxable years, the Company, the Partnership and any qualified REIT subsidiary has not received or accrued and they will not in the future receive or accrue any amount (herein "service consideration"), directly or indirectly, with respect to any real or personal property in any case in which the Company or any qualified REIT subsidiary of the Company or any partnership in which the Company has an interest (or any agent of any of the foregoing) furnishes or renders services to the tenants of such property, or manages or operates such property, other than either (a) through an "independent contractor" (within the meaning of Section 856(d)(3) of the Code) from whom or which the Company (or such subsidiary or partnership, as the case may be), does not derive or receive any income or (b) services usually or customarily rendered in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), or not rendered primarily for the convenience of the occupant of the real property, within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), except that for taxable years beginning after August 5, 1997, the Company may receive or accrue a de minimis amount of service consideration which does not (a) cause any amount included in the Company's gross income, other than such service consideration, to fail to qualify as "rents from real property" under Section 856(d) of the Code and (b) materially adversely affect the Company's ability to satisfy the standards relating to 95 percent and 75 percent of its gross income as set forth in paragraphs 8 and 9 hereof.

         20. The Company, the Partnership and any qualified REIT subsidiary expect, and has taken, and will take, all reasonable measures within their respective control to ensure that none of them receives or accrues, directly or indirectly, any "impermissible tenant service income" as defined in Section 856(d)(7) of the Code.



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Thompson Hine & Flory LLP
September 8, 1998
Page 7



         21. The Company has used, and will use, all reasonable efforts not to receive or accrue, directly or indirectly, any amount from a "Related Party Tenant," defined as follows: (i) if a corporation, one in which the Company owns stock possessing 10 percent or more of the total combined voting power of all classes of stock entitled to vote or 10 percent or more of the total number of shares of all classes of stock of such person, or (ii) if not a corporation, a person in which the Company owns an interest of 10 percent or more in the assets or net profits of such person. For purposes of this representation, ownership will be determined by taking into account the attribution rules of Section 318 of the Code (as modified by Section 856(d)(5) of the Code).

         22. The Company expects, and the Company has taken, and will take, all reasonable measures within its control to ensure, that at least 75 percent of the total value of the assets of the Company, the Partnership and any qualified REIT subsidiary will at all times consist of real estate assets within the meaning of Section 856(c)(5)(B) of the Code, cash and cash items (including receivables) and government securities, and not more than 25 percent of the value of its total assets will be represented by securities (other than government securities), limited for this purpose in respect of any one issuer to an amount not greater in value than 5 percent of the value of total assets of the Company and to not more than 10 percent of the outstanding voting securities of any such issuer.

         23. The Company, the Partnership and any qualified REIT subsidiary, has not owned, does not own, and they will take all measures within their control in the future not to own securities in any one issuer having an aggregate value in excess of five percent of the value of the total assets of the Company, the Partnership and any qualified REIT subsidiary, respectively, as determined in accordance with Treasury Regulations Section 1.856-2(d)(2).

         24. The Company, the Partnership and any qualified REIT subsidiary has not owned, does not own, and they will take all measures within their control not to, own any securities in any other issuer representing in excess of 10 percent of the outstanding voting securities of such issuer.

         25. The Company, the Partnership and any qualified REIT subsidiary has held, and will at all times hold, the Properties (and all other assets of the Partnership or such subsidiary) for investment purposes and not as (i) stock in trade or other property of a kind which would properly be includible in inventory if on hand at the close of the taxable year, or (ii) property held primarily for sale to customers in the ordinary course of the trade or business of the Company, the Partnership or any qualified REIT subsidiary.

         26. The Company, the Partnership and any qualified REIT subsidiary has not owned, does not own, and they will not own, directly or indirectly, any REMIC residual interests.



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Thompson Hine & Flory LLP
September 8, 1998
Page 8



         27. The Company has not held, and will not hold, a partnership interest unless such partnership is treated at all times for federal income tax purposes as a partnership and not as an association taxable as a corporation (including a publicly-traded partnership that is treated as a corporation under Section 7704 of the Code).

         28. The Company has, expects, and the Company will continue to take all reasonable measures within its control to be treated as a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code.

         29. The Company has never been, nor does the Company expect to be treated in the future as a "pension-held REIT" within the meaning of Section 856(h)(3)(D) of the Code. The Company will continue to take all reasonable measures within its control to ensure that it will not be treated as a "pension-held REIT" in the future.

         30. The Company has, expects, and the Company will continue to take all measures within its control to make timely distributions sufficient to satisfy the annual distribution requirements of Sections 857 and 4981 of the Code.

         31. The Company will revalue its assets at the end of each quarter in which stock or other property is acquired and will eliminate within 30 days after the end of such quarter any discrepancy between the Code requirements and the value of its investments attributable in whole or in part to an acquisition during such quarter.

         32. The Company will mail to its shareholders by March 2 of each year (commencing March 2, 1999) demands for written statements from its shareholders of record relating to the previous taxable year and disclosing the actual owners of Company shares in the following circumstances: (i) if the Company has 200 or less shareholders of record of its shares on any dividend record date, demands shall be made from each record holder of one-half of one percent or more of its shares; (ii) if the Company has between 201 and 1,999 shareholders of record of its shares on any dividend record date, demands shall be made from each record holder of one percent or more of its shares; and (ii) if the Company has 2,000 or more shareholders of record on any dividend record date, demands shall be made from each record holder of five percent or more of its shares. Such written statements will be mailed certified, return receipt requested, in the U.S. mail; copies of such statements and U.S. postal receipts showing the mailing date will be kept available for inspection in the Internal Revenue District in which the Company is required to file its tax return, will be maintained permanently, and will show the maximum number of shares actually or constructively owned by each of the actual owners of any of its shares at any time during the last half of the Company's taxable year. Further, the written statements will inform the shareholder that if it fails to supply the Company with the required information, it will be under a duty to submit at the time its tax return is filed information relating to the actual owner of REIT shares including the Company as follows: (i) in the case of any person holding shares of stock in any REIT who is not the actual owner of such stock, the



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Thompson Hine & Flory LLP
September 8, 1998
Page 9


name and address of each actual owner, the number of shares owned by each actual owner at any time during such person's taxable year, and the amount of dividends belonging to each actual owner; or (ii) in the case of an actual owner of shares of stock in any REIT, (a) the name and address of each such REIT, the number of shares actually owned by it at any and all times during its taxable year, and the amount of dividends from each such REIT received during such shareholder's taxable year, (b) if shares of any REIT were acquired or disposed of during such person's taxable year, the name and address of the REIT, the number of shares acquired or disposed of, the dates of acquisition or disposition, and the names and addresses of the persons from whom such shares were acquired or to whom they were transferred, (c) if any shares of REIT stock including securities convertible into REIT stock are also owned by any member of such person's family or by any of its partners, the name and address of the REIT, the name and address of such family member or partner and the number of shares owned by each such person at any and all times during such person's taxable year, and (d) the name and address of any corporation, partnership, association, or trust in which such person had a beneficial interest of 10 percent or more at any time during its taxable year. The Company will maintain, as required by Treasury Regulations, a permanent record of all persons failing or refusing to comply in whole or in part with the Company's demand for the statements relating to actual ownership.

         33. Representations herein as to the Properties will also be true with respect to properties acquired by the Partnership and any qualified REIT subsidiary after the date hereof.

         34. Any payments made pursuant to the terms of the Advisory Agreement by either the Company or the Partnership to Mid-America ReaFund Advisors, Inc. ("MARA") have been and will continue to be made on an arm's-length basis at an amount which represents the fair market value of services provided by MARA.

         35. Any payments made pursuant to the terms of the Management Agreement by Realty Hotel Lessee Corp. to InnSuites Innternational Hotels, Inc. have been and will continue to be made on an arm's-length basis at an amount which reflects the fair market value of management services performed by InnSuites Innternational Hotels, Inc.

         36. Any payments made pursuant to the terms of the Trademark/License Agreements by Realty Hotel Lessee Corp. to InnSuites Licensing Corp. have been and will continue to be made on an arm's-length basis at an amount which reflects the fair market value of the use of the intellectual property which is the subject of such Trademark/License Agreements.

         In addition to those representations set forth in this officer's certificate relating to the qualification of the Company as a real estate investment trust for federal income tax purposes, the Company will comply with all other requirements under the Code (including, without limitation, Sections 856 through 860 of the Code) in order to maintain its


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Thompson Hine & Flory LLP
September 8, 1998
Page 10


qualification as a REIT. The foregoing statements are made to you at your request and are given solely in connection with your opinion. They may not be relied upon by you for any other purpose or by any other person. They may not be assigned by you to any other person.

Very truly yours,

REALTY REFUND TRUST

By: /s/ JAMES F. WIRTH
   ----------------------------------
Title: President
      -------------------------------

REALTY REFUND TRUST
General Partner of
RRF Limited Partnership

By: /s/ JAMES F. WIRTH
   ----------------------------------
Title: President
      -------------------------------

RRF Sub Corp.

By: /s/ JAMES F. WIRTH
   ----------------------------------
Title: President
      -------------------------------

REALTY HOTEL LESSEE CORP.
(only as to paragraphs 35 and 36 hereof)

By: /s/ J. R. CHASE
   ----------------------------------
Title: President
      -------------------------------